Exhibit 99.1

Neos Therapeutics Reports Second Quarter 2018 Financial Results

-       Company to host conference call today at 8:30am ET -

Dallas/Fort Worth, Texas, August 8, 2018 — Neos Therapeutics, Inc. (Nasdaq: NEOS), a fully integrated pharmaceutical company focused on developing, manufacturing and commercializing innovative extended-release (XR) products using its proprietary modified-release drug delivery technologies, today reported financial results for the second quarter ended June 30, 2018 and provided a business update.

“Second quarter revenues for our ADHD products were $10.8 million which represents a 22.5% growth over first quarter revenues. With over 7,500 prescribers of Adzenys XR-ODT and over 4,700 prescribers of Cotempla XR-ODT in the second quarter alone, we believe we are in a strong position to drive prescription growth as many school-aged ADHD patients visit their health care provider for back to school physicals,” said Jerry McLaughlin, Chief Executive Officer of Neos Therapeutics. “Our ADHD products provide a solid and growing base of business and our primary goals are to continue to increase market share for these products, achieve profitability and strategically expand our pipeline and commercial product portfolio. With continued careful management of our cash flow, we are happy to report a cash position of approximately $29.1 million at the end of July versus a cash position of $28.0 million at the end of June.”

Commercial Product Highlights

Neos’ three commercial attention deficit hyperactivity disorder (ADHD) products are Adzenys XR-ODT®, Cotempla XR-ODT® and Adzenys ER™ which launched in May 2016, September 2017 and February 2018, respectively. Continued growth in prescription trends for Adzenys XR-ODT and Cotempla XR-ODT builds momentum for the upcoming back to school season.

	Cumulative TRx (2Q18)	Cumulative TRx (2Q17)	Year-over- year increase	Patients switching from another medication (as of 7/13/18)
Adzenys XR-ODT®	59,891	39,968	50%	69%
Cotempla XR-ODT®	35,910	N/A	N/A	76%

* As reported by IQVIA

Additional Commercial Product Highlights

•                  Rapid Growth Continues During First Year of Launch for Cotempla XR-ODT: Monthly prescriptions for Cotempla XR-ODT, as reported by IQVIA, have grown 40% per month since its launch in September 2017.

•                  The Number of Prescribers of Neos ADHD Products Continues to Grow: As of June 30, 2018, as reported by IQVIA, 13,615 health care providers had written prescriptions for Adzenys XR-ODT since its launch, and 6,102 health care providers had written prescriptions for Cotempla XR-ODT since its launch.

Select Financial Results for the Second Quarter Ended June 30, 2018

•                  Total product revenues were $11.4 million for the three months ended June 30, 2018, compared to $5.2 million for the same period in 2017. For the three months ended June 30, 2018, total product revenues were $10.8 million for the Company’s ADHD products and $0.6 million for generic Tussionex.

	Q2 2018	Q2 2017	% Change
Adzenys XR-ODT	$6.5MM	$4.4MM	47.7%
Cotempla XR-ODT	$4.3MM	N/A	N/A
Generic Tussionex	$0.6MM	$0.8MM	(25.0)%
Total	$11.4MM	$5.2MM	119.2%

Adzenys ER revenue was negligible in Q2 2018

•                  The Company reported a gross profit of $4.4 million for the three months ended June 30, 2018, compared to a gross profit of $2.4 million for the same period in 2017.

•                  Research and development expenses for the three months ended June 30, 2018, were $2.4 million compared to $3.7 million for the same period in 2017.

•                  Selling and marketing expenses were $11.6 million for the three months ended June 30, 2018, compared to $11.7 million for the same period in 2017.

•                  General and administrative expenses for the three months ended June 30, 2018, were $3.7 million compared to $3.3 million for the same period in 2017.

•                  The Company reported a net loss of $15.2 million, or $0.52 per share, for the three months ended June 30, 2018, compared to a net loss of $18.6 million, or $0.82 per share, for the same period in 2017.

•                  At June 30, 2018, the Company held $28.0 million in cash and cash equivalents and short-term investments.

Conference Call Details

Neos management will host a conference call and live audio webcast to discuss results and provide a company update at 8:30 a.m. ET today. The live call may be accessed by dialing (877) 388-8985 for domestic calls, or +1 (562) 912-2654 for international callers, and referencing conference ID number 5853008. A live audio webcast for the conference call will be available on the Investor Relations page of the Company’s website at http://investors.neostx.com/.

About Neos Therapeutics

Neos Therapeutics, Inc. (NASDAQ: NEOS) is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platforms. Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT™ (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER™ (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING), all for the treatment of ADHD, are the first three approved products using the Company’s extended-release  technology platform. In addition, Neos manufactures and markets its generic version of the branded product Tussionex®(1), an extended-release oral suspension of hydrocodone and chlorpheniramine for the relief of cough and upper respiratory symptoms of a cold (see Full Prescribing Information, including Boxed WARNING). Additional information about Neos is available at www.neostx.com.

(1)Tussionex® is a registered trademark of the UCB Group of Companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the commercialization of Adzenys XR-ODT, Cotempla XR-ODT™ and Adzenys ER, the prescription growth for our products, our marketing plans, the therapeutic potential of our products, the strategic expansion of our product pipeline and commercial product portfolio and the research and development plan for our potential product candidates. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements reflect our current views about our expectations, strategy, plans, prospects or intentions, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to market and sell our products, the inherent uncertainty of drug research and development, and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K as updated by our subsequently filed other SEC filings, including our Quarterly Report(s) on Form 10-Q. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(unaudited)

		December 31,
	June 30, 2018	2017 (as adjusted)
ASSETS
Current Assets:
Cash and cash equivalents	$18,318	$31,969
Short-term investments	9,722	18,448
Accounts receivable, net of allowances for chargebacks and cash discounts of $788 and $1,154, respectively	17,977	13,671
Inventories	12,713	11,732
Other current assets	1,336	3,575
Total current assets	60,066	79,395

Property and equipment, net	8,269	8,203
Intangible assets, net	15,507	16,348
Other assets	150	162

Total assets	$83,992	$104,108

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$6,060	$11,460
Accrued expenses	34,128	20,944
Current portion of long-term debt	15,983	896

Total current liabilities	56,171	33,300

Long-Term Liabilities:
Long-term debt, net of current portion	43,932	58,938
Derivative liability	1,311	1,660
Deferred rent	1,036	1,083
Other long-term liabilities	178	180

Total long-term liabilities	46,457	61,861

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value, 100,000,000 authorized at June 30, 2018 and December 31, 2017; 29,048,589 and 29,014,788 issued and outstanding at June 30, 2018, respectively; 29,030,757 and 28,996,956 issued and outstanding at December 31, 2017, respectively	29	29
Treasury stock, at cost, 33,801 shares at June 30, 2018 and December 31, 2017	(352)	(352)
Additional paid-in capital	276,637	274,584
Accumulated deficit	(294,951)	(265,308)
Accumulated other comprehensive loss	1	(6)

Total stockholders’ equity (deficit)	(18,636)	8,947

Total liabilities and stockholders’ equity	$83,992	$104,108

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017 (as adjusted)	2018	2017 (as adjusted)
Revenues:
Net product sales	$11,363	$5,179	$22,092	$10,810

Cost of goods sold	6,987	2,817	12,208	7,567
Gross profit	4,376	2,362	9,884	3,243

Research and development	2,381	3,692	4,072	5,416
Selling and marketing expenses	11,557	11,706	24,547	22,412
General and administrative expenses	3,705	3,316	7,051	6,854

Loss from operations	(13,267)	(16,352)	(25,786)	(31,439)

Interest expense	(2,232)	(2,390)	(4,452)	(4,602)
Other income, net	292	97	595	175

Net loss	$(15,207)	$(18,645)	$(29,643)	$(35,866)

Weighted average common shares outstanding used to compute net loss per share, basic and diluted	29,008,909	22,613,382	29,002,966	21,127,303

Net loss per share of common stock, basic and diluted	$(0.52)	$(0.82)	$(1.02)	$(1.70)

Contacts:

Richard Eisenstadt

Chief Financial Officer

Neos Therapeutics

(972) 408-1389

reisenstadt@neostx.com

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362-1200

sarah@sternir.com